EXHIBIT 10.49

Deed of Novation of Agreement for Services

This Deed of Novation of Agreement for Services is made this 8th day of November, 2013, by and between, Oxford Immunotec Limited, a company registered in England and Wales under number 4516079 (“Limited”), Oxford Immunotec Global PLC, a company registered in England and Wales under number 8654254 (“Global”), and Peter Wrighton-Smith, Ph.D., an individual residing at Pippins, Cox Lane, Stanton St. John, Oxfordshire OX33 1HW (“Dr Wrighton-Smith”).

RECITALS

WHEREAS, Limited and Dr. Wrighton-Smith are parties to that certain Agreement for Services as Chief Executive Officer as of 21 October 2002, as amended by letter dated 18 October 2007 (the “Agreement for Services”), pursuant to which Dr. Wrighton-Smith provides services to Limited as Chief Executive Officer;

WHEREAS, effective October 2, 2013, Limited completed a corporate reorganization by way of scheme of arrangement pursuant to which Global became the holding company of Limited;

WHEREAS, as part of the scheme of arrangement, the officers of Limited, including but not limited to the Chief Executive Officer, became officers of Global.

WHEREAS, the parties now wish to assign and transfer the Agreement for Services from Limited to Global consistent with the scheme of arrangement.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and agreed, the parties hereby agree as follows:

1. Effective as of October 2, 2013 (the “Effective Date”), Limited hereby transfers and assigns all of its rights, obligations and liabilities under the Agreement for Services to Global and Global accepts such transfer and assignment of the Agreement for Services from Limited. Global shall enjoy all the rights and benefits of Limited under the Agreement for Services. As of the Effective Date, all references in the Agreement for Services to “the Company” or “OI” shall be construed as applying to Global.

2. Global agrees to perform the Agreement for Services and be bound by its terms in every way as if it were the original party to such agreement in place of Limited.

3. Dr. Wrighton-Smith agrees to the transfer and assignment of the Agreement for Services from Limited to Global and agrees to perform the Agreement for Services and be bound by its terms in every way as if Global were the original party to such agreement in place of Limited.

4. All terms and conditions of the Agreement for Services shall remain in full force and effect until the execution by Dr. Wrighton-Smith and Global of a new agreement relating to Dr. Wrighton-Smith’s services as the Chief Executive Officer of Global.

5. Governing law and jurisdiction

This deed and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with English law.

The parties irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim that arises out of, or in connection with, this deed or its subject matter or formation (including non-contractual disputes or claims).

IN WITNESS WHEREOF, this Deed of Novation of Agreement for Services has been executed as a deed and is delivered as of the date first set forth above and takes effect as of the Effective Date.

OXFORD IMMUNOTEC LIMITED

By:	/s/ Richard A. Sandberg
Printed Name:	Richard A. Sandberg
Its:	Chairman

Witness:	/s/ Elizabeth Keiley

Name:	Elizabeth Keiley

Address	700 Nickerson Road, Suite 200
Marlborough, MA 01750

OXFORD IMMUNOTEC GLOBAL PLC

By:	/s/ Richard A. Sandberg
Printed Name:	Richard A. Sandberg
Its:	Chairman

Witness:	/s/ Elizabeth Keiley

Name:	Elizabeth Keiley

Address	700 Nickerson Road, Suite 200
Marlborough, MA 01750

PETER WRIGHTON-SMITH, PH.D.

/s/ Peter Wrighton-Smith, Ph.D.

Witness:	/s/ Elizabeth Keiley

Name:	Elizabeth Keiley

Address	700 Nickerson Road, Suite 200
Marlborough, MA 01750

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